Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
                       555 South Flower Street, 23rd Floor
                          Los Angeles, California 90071
                            Telephone (213) 683-6125
                            Facsimile (213) 996-3125
                              Internet www.phjw.com


                                 August 4, 2000


Trust for Investment Managers
2020 E. Financial Way, Suite 100
Glendora, California 91741

     RE: VALIDITY OF SHARES

Ladies and Gentlemen:

     We have acted as legal counsel to you, Trust for Investment Managers, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendment No. 5 to the Trust's Registration Statement on Form N-1A filed with the United States Securities and Exchange Commission (the "Post-Effective Amendment") relating to the issuance by the Trust of an indefinite number of shares without par value of beneficial interest (the "Shares") of the
StockJungle.com Market Leaders Growth Fund, StockJungle.com Pure Play Internet Fund, and StockJungle.com Community Intelligence Fund series of the Trust (the "Funds").

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

               (a) the Trust's Agreement and Declaration of Trust dated April 27, 1999 (the "Declaration of Trust"), and the Trust's Certificate of Trust as originally filed with the Secretary of State of Delaware on April 28, 1999, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

               (b) the By-laws of the Trust certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

               (c) resolutions of the Trustees of the Trust adopted at a meeting on August 5, 2000 authorizing the establishment of the Funds and the issuance of the Shares;
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Trust for Investment Managers
August 4, 2000
Page 2


               (d) the Post-Effective Amendment; and

               (e) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

     Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Code Annotated. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

     Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash or other valid consideration at the per-share public offering price on the date of their issuance in accordance with statements in the Funds' Prospectus included in the Post-Effective Amendment and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Funds, and
(iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Funds, the Shares will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Post-Effective Amendment and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

     We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus and Statement of Additional Information included in the Post-Effective Amendment, and (ii) the filing of this opinion as an exhibit to the Post-Effective Amendment.

                                       Very truly yours,

                                       /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP